News Release	BJ Services Company 5500 Northwest Central Dr. Houston, Texas 77092 713/462-4239

Contact: Jeff Smith

BJ SERVICES ANNOUNCES PERSONNEL CHANGES

Houston, Texas. April 24, 2006. BJ Services Company (BJS-NYSE, CBOE) announced today that Jeff Smith has been promoted to Vice President -- Finance and Chief Financial Officer. Previously, Jeff was Treasurer and the interim Chief Financial Officer and has been with the Company since 1990. Also, Bret Wells has been promoted to Treasurer and Chief Tax Officer of the Company. Previously, Bret was Director, Tax of BJ Services Company and has been with the Company since 2002.

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BJ Services Company is a leading provider of pressure pumping and other oilfield services to the petroleum industry.

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(NOT INTENDED FOR DISTRIBUTION TO BENEFICIAL OWNERS)